Exhibit 1.1



                             CORE BOND PRODUCTS LLC

                       CORE INVESTMENT GRADE BOND TRUST I,
                    PASS-THROUGH CERTIFICATES, SERIES 2002-1

                                AGENCY AGREEMENT

                                                                November o, 2002

BANC OF AMERICA SECURITIES LLC
Bank of America Corporate Center
Charlotte, North Carolina 28255

J.P. MORGAN SECURITIES INC.
270 Park Avenue
New York, New York 10017

[Other Agent Names]

Ladies and Gentlemen:

     Core Bond Products LLC, a Delaware limited liability company (the "Depositor"), hereby confirms its agreement with Banc of America Securities LLC, J.P. Morgan Securities Inc. and [Other Agent Names] (collectively, the "Agents"), each as an agent of the Depositor, with respect to the issuance and sale by the Core Investment Grade Bond Trust I, a common law trust (the "Trust"), formed pursuant to a certain trust agreement (the "Trust Agreement"), to be dated as of the Closing Date (as defined herein), among the Depositor, as depositor, The Bank of New York, as trustee and securities intermediary (the "Trustee"), and Banc of America Securities LLC, as administrative agent, of an aggregate principal balance of the Trust's Pass-Through Certificates, Series 2002-1 (the "Certificates"), not to exceed $o. The assets of the Trust (the "Trust Assets") will consist initially of an aggregate principal amount of debt securities of the issuers specified in Schedule A attached hereto (collectively, the "Issuers") except as otherwise contemplated in the Prospectus (as defined in
Section 2(a)). The Certificates will evidence a proportionate undivided beneficial ownership interest in the Trust Assets and the distributions of the Trust. This Agreement and the Trust Agreement are referred to herein collectively as the "Operative Agreements."

         Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Trust Agreement.

     SECTION 1. Appointment as Agent; Solicitations as Agent.


          (a) Subject to the terms and conditions stated herein, the Depositor hereby appoints each Agent as its placement agent for the solicitation of offers to purchase the Certificates, and each Agent hereby accepts such appointment. Absent the prior written consent of the Depositor, no Agent may engage any sub-agent to assist it in soliciting offers to purchase the Certificates. Notwithstanding anything to the contrary contained herein, the parties hereto agree that no Agent shall be obligated, under any circumstance, to purchase Certificates from the Depositor, as principal or otherwise.

          (b) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein specified, each Agent, acting solely as an agent of the Depositor, will use its reasonable efforts to solicit offers for the purchase of Certificates. Each Agent will communicate to the Depositor, orally or in writing, each offer to purchase Certificates solicited by the Agent on an agency basis. The Depositor shall have the sole right to accept or reject any proposed purchase of the Certificates, as a whole or in part, and any such rejection shall not be deemed a breach of the Depositor's agreement contained herein. Each Agent shall make reasonable efforts to assist the Depositor in obtaining performance by each purchaser whose offer to purchase Certificates has been solicited by such Agent and accepted by the Depositor. No Agent shall have any liability to the Depositor in the event that a purchaser, whose offer to purchase Certificates has been solicited by such Agent and accepted by the Depositor, fails to consummate such purchase.

          (c)  Each Agent hereby represents and agrees that:

               (x) it has not offered or sold and, prior to the expiry of the period of six months from the issue date of the certificates, will not offer or sell any certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

               (y) (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (the "FSMA")) received by it in connection with the issue or sale of the Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Trust and (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to participate in a collective investment scheme (within the meaning of Section 235 of the FSMA) received by it in connection with the issuance or sale of any certificates in circumstances in which Section 238(1) of the FSMA does not apply to the Trust; and

               (z) it has complied and will comply with all applicable provisions of the FSMA and any applicable secondary legislation made under the FSMA with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.


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

          Each Agent agrees that it will not solicit offers for the purchase of Certificates, directly or indirectly, or distribute the Prospectus or any other offering material relating to the Certificates, in or from any jurisdiction outside the United States except under circumstances that will, to the best knowledge and belief of such Agent, result in compliance with the applicable laws and regulations of such jurisdiction.

          (d) The parties hereto expressly agree that the Depositor shall not be obligated to pay any commissions or other consideration to any Agent in connection with the placement of any Certificates pursuant to this Agreement and that each Agent's sole compensation for the performance of its obligations under this Agreement shall be any compensation payable to such Agent by each Issuer in respect of the offer and sale of its debt securities under the related placement agency agreement.

     SECTION 2. Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with each Agent, at the date hereof and at the Closing Date, that:

          (a) A registration statement on Form S-3 (No. 333-92096) with respect to the sale of the Certificates and pre-effective amendment nos. 1, 2, 3, 4, 5 and 6 thereto have been prepared and filed with the United States Securities and Exchange Commission (the "Commission") by the Depositor under the United States Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Commission thereunder. Promptly after execution and delivery of this Agreement, the Depositor will prepare and file with the Commission a pricing amendment to such registration statement. Any prospectus used prior to the time such registration statement became effective is herein called a "preliminary prospectus." Such registration statement (as so amended) shall have been declared effective by the Commission under the Securities Act. Such registration statement (as so amended), including the exhibits thereto and the documents, if any, filed with the Commission under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Rules and Regulations of the Commission thereunder and incorporated therein by reference, at the time it became effective, is referred to herein as the "Registration Statement." The final prospectus contained in the Registration Statement and the documents, if any, filed with the Commission under the Exchange Act and the Rules and Regulations of the Commission thereunder and incorporated therein by reference, in the form first furnished to the Agents for use in connection with their solicitations of offers to purchase the Certificates, is referred to herein as the "Prospectus." The Commission has not issued any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto relating to the Certificates, and no proceedings for that purpose have been initiated or, to the knowledge of the Depositor, are threatened by the Commission. The conditions for use of Form S-3, with respect to the sale of the Certificates, have been satisfied.

          (b) The Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations of the Commission. The Registration Statement and any post-effective amendment thereto, at the time the Registration Statement or, if applicable, such post-effective amendment thereto becomes effective, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at its date, and the Prospectus (as amended or supplemented, if applicable) as of the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) The Depositor has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has all power and authority necessary to enter into and perform its obligations under the Operative Agreements.

          (d) There are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process before, or, to the Depositor's knowledge, threatened by, any court, administrative agency or other tribunal to which the Depositor is a party which (i) assert the invalidity of the Certificates or any Operative Agreement, (ii) seek to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by any Operative Agreement or (iii) might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, any Operative Agreement.

          (e) This Agreement has been, and the Trust Agreement, when executed and delivered as contemplated hereby and thereby, will have been, duly authorized, executed and delivered by the Depositor, and this Agreement constitutes, and the Trust Agreement, when executed and delivered by the other parties thereto as contemplated herein, will constitute, valid and binding agreements of the Depositor, enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (i) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (iii) with respect to rights of indemnity under the Trust Agreement, limitations of public policy under applicable securities laws.

          (f) When the Certificates are duly and validly executed and authenticated by the Trustee and delivered in accordance with the Trust Agreement against the requisite payment therefor, the Certificates will be validly issued, fully paid and nonassessable.

          (g) At the Closing Date, the Certificates and the Trust Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

          (h) The Trust Agreement is not required to be qualified as an indenture under the Trust Indenture Act of 1939, as amended.


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

          (i) Immediately prior to transfer of the Trust Assets to the Trust pursuant to the Trust Agreement, the Depositor will (i) be the sole beneficial owner of the Trust Assets being transferred to the Trustee pursuant thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"), (ii) not have assigned to any entity or other person any of its right or title in the Trust Assets, in the Trust Agreement or in the Certificates being issued and (iii) have the power and authority to sell its interest in the Trust Assets to the Trust. Upon execution and delivery of the Trust Agreement by the Trustee, the Trust will have acquired beneficial ownership of all of the Depositor's right, title and interest in and to the Trust Assets. At the time of execution and delivery of the Trust Agreement, the Depositor will have the power and authority to authorize the Agents to solicit offers to purchase the Certificates and to sell the Certificates to purchasers thereof.

          (j) The execution, delivery and performance by the Depositor of the Operative Agreements and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Certificates, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor, which conflict, breach, violation or default would (i) invalidate the Certificates or any Operative Agreement, (ii) prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by any Operative Agreement or (iii) materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, any Operative Agreement, nor will such actions result in any violation of the provisions of the Limited Liability Company Agreement of the Depositor.

          (k) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or the State of Delaware is required for the Depositor's placement of the Certificates through the Agents or the consummation by the Depositor of the other transactions contemplated by the Operative Agreements, except such consents, approvals, authorizations, registrations or qualifications as may be required under U.S. state securities or blue sky laws in connection with the sale of the Certificates or as have been obtained.

          (l) The Trust is not required to register as an "investment company" within the meaning of such term under the United States Investment Company Act of 1940, as amended, and the Rules and Regulations of the Commission thereunder.

          (m) As of the Closing Date, the Certificates will have been rated "o" by Moody's Investors Service, Inc. ("Moody's"), "o" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and "o" by Fitch, Inc. ("Fitch," and together with Moody's and S&P, the "Rating Agencies").

          (n) As of the Closing Date, the Certificates will be listed on the Luxembourg Stock Exchange will be eligible for clearance, trading and settlement through the


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

     facilities of The Depository Trust Company ("DTC") for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, societe anonyme ("Clearstream," and together with DTC and Euroclear, the "Clearing Agencies").

     Any certificate signed by an officer of the Depositor and delivered to the Agents in connection with the offering of the Certificates shall be deemed to be a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 2 are made.

     SECTION 3. Delivery and Payment. Delivery of and payment for the Certificates whose offer to purchase has been solicited by the Agents and accepted by the Depositor shall be made at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019 at 10:00 a.m., New York time, on o, 2002, or at such other time or date as shall be agreed upon in writing by the Agents and the Depositor (such time and date being referred to as the "Closing Date"). On the Closing Date, the Depositor shall deliver Certificates sold through an Agent, as an agent of the Depositor, to such Agent for the accounts of the purchasers thereof only against payment therefor in immediately available funds. All funds for the purchase of Certificates shall be forwarded by the Agents on behalf of the related purchasers to Banc of America Securities LLC, in its capacity as agent of the related purchasers (the "Purchaser Agent"), upon the Depositor's acceptance of offers to purchase Certificates. Subject to the next paragraph, on the Closing Date, the Purchaser Agent shall deliver payment for the related Certificates to the Depositor in the amount of $1,000 per each $1,000 certificate principal balance of the Certificates by wire transfer of immediately available funds payable to the account of the Depositor. The Certificates shall be issued in such authorized denominations and registered in such names as the Agents may request in writing at least two business days prior to the Closing Date. The Certificates will be made available for examination by the Agents no later than 2:00 p.m., New York City time, on the business day immediately preceding the Closing Date.

     Notwithstanding anything to the contrary contained herein, the Depositor reserves the right to withdraw, cancel or modify the offering of Certificates contemplated hereby without notice and may reject offers to purchase Certificates, in whole or in part, in its sole discretion. In addition, in the event that the sale of debt securities scheduled to constitute Trust Assets and representing, in the aggregate, less than 10% of the aggregate principal amount of all scheduled Trust Assets is not consummated as a result of the failure of any Issuer to satisfy all of the conditions of such sale in its placement agency agreement for the sale of such debt securities, then (a) the Depositor will reduce the principal balance of the Certificates to be offered, provided that the ratings of the Certificates are not downgraded from the ratings that would have applied to the Certificates had each such sale been consummated, (b) allocations of Certificates to purchasers will be reduced on a pro rata basis (based on the principal balance of Certificates) and (c) the Depositor will file a Current Report on Form 8-K with the Commission summarizing such occurrence. In the event such ratings are lower or the sale of debt securities scheduled to constitute Trust Assets representing, in the aggregate, 10% or more of the aggregate principal amount of all scheduled Trust Assets is not consummated, the offering of the Certificates contemplated hereby shall automatically terminate, unless the Depositor decides to modify such


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

offering, in which event, the Depositor shall file a post-effective amendment to the Registration Statement reflecting such modification.

     SECTION 4. Covenants of the Depositor. The Depositor agrees as follows:

          (a) to effect all necessary filings under the Securities Act and the Rules and Regulations of the Commission thereunder on a timely basis, and to advise the Agents promptly of its receipt of notice of the issuance by the Commission of (i) any order of the Commission suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto relating to the Certificates, (ii) the suspension of the qualification of the Certificates for offering or sale in any jurisdiction,
     (iii) the initiation of or threat of any proceeding for any purpose referred to in clause (i) or (ii) above or (iv) any request by the Commission for amending or supplementing the Registration Statement or the Prospectus or for additional information, and, upon the issuance of any order of the Commission suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto relating to the Certificates or suspending any such qualification, to promptly use its reasonable efforts to obtain the withdrawal of such order by the Commission or the reinstatement of such qualification;

          (b) to furnish promptly to the Agents a signed copy of the Registration Statement as originally filed with the Commission, and, prior to its filing, each amendment thereto filed with the Commission, including, in each case, all exhibits filed therewith;

          (c) to deliver promptly to the Agents as many copies of the Prospectus and, prior to its filing with the Commission, any amended or supplemented Prospectus, as each Agent shall reasonably request;

          (d) if the delivery of a prospectus is required under the Securities Act at any time in connection with the offering or sale of the Certificates, and if at such time any event shall have occurred as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during the same period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Agents, to prepare and furnish to the Agents a copy of the amended and supplemented Prospectus which corrects such statement or omission or effects such compliance, to file such amended and supplemented Prospectus with the Commission and to deliver as many copies thereof to the Agents as each Agent shall reasonably request;

          (e) to make generally available to holders of the Certificates as soon as practicable a statement of earnings of the Trust (which need not be audited) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act;


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

          (f) to use its reasonable efforts, in cooperation with the Agents, to qualify the Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States or elsewhere as the Agents and the Depositor mutually agree, and to maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Certificates; provided, however, that in connection therewith, neither the Depositor nor the Trust shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, and to file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Certificates have been so qualified; and

          (g) to apply the proceeds from the sale of the Certificates in the manner set forth in the Prospectus.

     SECTION 5. Conditions to the Agents' Obligations. The obligations of the Agents to solicit offers to purchase the Certificates as agents of the Depositor are subject to: (i) the accuracy as of the Closing Date of the representations and warranties on the part of the Depositor herein contained; (ii) the performance by the Depositor of its obligations hereunder; and (iii) the following conditions as of the Closing Date:

          (a) The Agents shall have received confirmation of the effectiveness of the Registration Statement. At the Closing Date, no order suspending the effectiveness of the Registration Statement or preventing or suspending any preliminary prospectus or the Prospectus or any amendment or supplement thereto relating to the Certificates shall have been issued by the Commission, and no proceedings for that purpose shall have been initiated or threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with. A prospectus shall have been filed with the Commission in accordance with Rule 424(b) or a post-effective amendment to the Registration Statement providing the required information shall have been filed and declared effective by the Commission.

          (b) Sidley Austin Brown & Wood LLP, special counsel to the Depositor, shall have furnished to the Agents its written opinion, addressed to the Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Agents.

          (c) Emmet, Marvin and Martin, LLP, counsel to the Trustee, shall have furnished to the Agents its written opinion, addressed to the Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Agents.

          (d) The Agents shall have received a certificate signed by two Managers of the Depositor, dated the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that: (i) the representations and warranties of the Depositor in this Agreement are true and correct; (ii) the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; and (iii) no order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto relating to the Certificates has been issued by the Commission, and no proceedings for that purpose have been initiated or threatened by the Commission.

          (e) The Trustee shall have furnished to the Agents a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Trust Agreement by the Trustee and the due execution, authentication and delivery of the Certificates by the Trustee under the Trust Agreement.

          (f) At the Closing Date, the Certificates shall be rated "o" by Moody's, "o" by S&P and "o" by Fitch, and the Depositor shall have delivered to the Agents a letter, dated the Closing Date, from each Rating Agency, or other evidence satisfactory to the Agents, confirming that the Certificates have such rating, and since the execution of this Agreement, there shall not have occurred a downgrading in or withdrawal of the rating assigned to the Certificates by any Rating Agency, and no Rating Agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Certificates.

     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, as to itself, by any Agent by notice to the Depositor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 6.

     SECTION 6. Payment of Expenses. All expenses incident to the offering and sale of the Certificates under this Agreement shall be borne by the Agents (based on the relative proportions of the aggregate commissions payable by the Issuers to such Agents), including, without limitation, those relating to: (a) the preparation, issuance and delivery of the Certificates; (b) the preparation, printing and delivery of the Registration Statement as originally filed and each amendment thereto and any preliminary prospectus and the Prospectus and each amendment or supplement thereto; (c) the preparation, reproduction and distribution of this Agreement and the Trust Agreement; (d) the fees and disbursements of Sidley Austin Brown & Wood LLP, special counsel, and the Trustee and its counsel in connection with the offering of the Certificates; (e) the qualification of the Certificates under securities laws of various jurisdictions in accordance with Section 4(f), including filing fees and the costs of preparing, printing and distributing a Blue Sky Memorandum and/or a Legal Investment Survey by Sidley Austin Brown & Wood LLP, special counsel; (f) the fees charged by each Rating Agency for rating the Certificates; (g) the fees of the Clearing Agencies, relating to the clearance, trading and settlement of the Certificates, including the cost of obtaining CUSIP, Common Code and ISIN identification numbers for the Certificates; and (h) the listing of the Certificates on the Luxembourg Stock Exchange.

     SECTION 7. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Agents, shall be delivered or sent by mail, telex or facsimile transmission to care of:


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

                                        o

          (b) if to the Depositor, shall be delivered or sent by mail, telex or facsimile transmission to care of Core Bond Products LLC, Bank of America Corporate Center, Charlotte, North Carolina 28255 (Telephone: (888) 279-3457).

     SECTION 8. Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Agents and the Depositor and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control an individual Agent within the meaning of Section 15 of the Securities Act, and for the benefit of Managers of the Depositor, officers of the Depositor who have signed the Registration Statement and any person controlling the Depositor within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 8, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     SECTION 9. Survival. The respective representations, warranties and agreements of the Depositor and the Agents contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the delivery of, and payment for, the Certificates and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     SECTION 10. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law rules thereof. The parties hereto hereby submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be heard or determined in New York State court or, to the extent permitted by law, in such federal court.

     SECTION 11. Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

     SECTION 12. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.


                                  *   *   *


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

     If the foregoing correctly sets forth the agreement among the Depositor and the Agents, please indicate your acceptance in the space provided for the purpose below.

                                            Very truly yours,

                                            CORE BOND PRODUCTS LLC,
                                            as Depositor


                                            By: ________________________________
                                                 Name:
                                                 Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

BANC OF AMERICA SECURITIES LLC,
as Agent


By:__________________________________
   Name:
   Title:


J.P. MORGAN SECURITIES INC.,
as Agent



By:__________________________________
   Name:
   Title:


[Other Agent Names]

                                                                      Schedule A

                      List of Issuers of Debt Securities
                      ----------------------------------















                                      B-1